EXHIBIT 24


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                                POWER OF ATTORNEY
                                -----------------

        We, the undersigned directors of Bowater Incorporated, hereby severally constitute Anthony H. Barash, William G. Harvey and David G. Maffucci, and each of them singly, our true and lawful attorneys with full power of substitution, to sign for us and in our names with respect to the registration statement on Form S-4 pertaining to an offer to exchange $600 million principal amount of 7.95% Notes due 2011, issued by Bowater Canada Finance Corporation and guaranteed by Bowater Incorporated, for new Notes evidencing the same indebtedness (the "Registration Statement"), and any and all amendments to the Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as directors to enable Bowater Incorporated to comply with the provisions of the Securities Act of 1933, as amended, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to such Registration Statement and any and all amendments thereto, including post-effective amendments.

Signatures                   Title                     Date
----------                   -----                     ----


/s/ Francis J. Aguilar
----------------------
Francis J. Aguilar          Director                   November 7, 2001

/s/ Richard Barth
-----------------
Richard Barth               Director                   November 7, 2001

/s/ Kenneth M. Curtis
---------------------
Kenneth M. Curtis           Director                   November 7, 2001

/s/ Cinda A. Hallman
--------------------
Cinda A. Hallman            Director                   November 7, 2001

/s/ Charles J. Howard
---------------------
Charles J. Howard           Director                   November 7, 2001

/s/ James L. Pate
-----------------
James L. Pate               Director                   November 7, 2001

/s/ John A. Rolls
-----------------
John A. Rolls               Director                   November 7, 2001

/s/ Arthur R. Sawchuk
---------------------
Arthur R. Sawchuk           Director                   November 7, 2001